UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 12, 2019

XCEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (347) 727-2474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

At the Company’s Annual Meeting of Stockholders held on September 12, 2019, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the six individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2020 and until their successors have been duly elected and qualified, and (ii)  approve to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

1)	The votes cast by stockholders with respect to the election of directors were as follows:

Names of Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Robert W. D’Loren	10,909,523	148,064	4,265,842
Mark DiSanto	10,478,563	579,024	4,265,842
James Fielding	10,923,273	134,314	4,265,842
Michael Francis	10,923,273	134,314	4,265,842
Howard Liebaum	10,478,563	579,024	4,265,842
Deborah Weinswig	10,665,344	392,243	4,265,842

2)
The votes cast by stockholders with respect to the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 were as follows:

15,296,933 shares FOR the proposal, 174,240 shares AGAINST the proposal and 9,256 ABSTENTIONS.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer
Date: September 12, 2019